--------------------------------------------------------------------------------

EXHIBIT 23A(1)

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           THE PENN STREET FUNDS, INC.


     THE PENN STREET FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, in accordance with the requirements of Section 2-208.1 of Maryland General Corporation Law that:

     FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation has authority to issue One Billion (1,000,000,000) shares of common stock of the Corporation, having a par value of $0.01 per share and having an aggregate par value of Ten Million Dollars ($10,000,000). The Board of Directors of the Corporation (the "Board") has previously allocated Five Hundred Million (500,000,000) shares of common stock (par value $0.001) to its following existing series, (No-Load class shares):

McGlinn Balanced Portfolio - One Hundred Million ($100,000,000) shares;
Walnut Equity Portfolio- One Hundred Million ($100,000,000) shares;
Cumberland Taxable Fixed Income Portfolio- One Hundred Million ($100,000,000)
  shares;
Baldwin Large-Cap Growth Portfolio- One Hundred Million ($100,000,000) shares; Penn Street Advisors Sector Rotational Portfolio- One Hundred Million
  ($100,000,000) shares;

     THIRD: At a regular meeting of the Board held on November 5, 2002, the Board of Directors of the Corporation (the "Board") adopted a resolution classifying and allocating a total of One Hundred Million ($100,000,000) shares of unallocated and unissued common stock (par value $0.001 per share) to a new class of common stock designated as "Berkshire Advisors Select Equity Portfolio
- No-Load Class" series.

     FOURTH: Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is One Billion (1,000,000,000) shares of common stock of the Corporation, having a par value of $0.01 per share and an aggregate par value of Ten Million Dollars ($10,000,000), and the allocation of shares of common stock, par value $0.01 per share, to each of the six classes (each a "series") is as follows:

                                                                         Number of Shares of Common Stock
                                                                            (par value $0.01 per share)
                          Series Designation                                         Allocated
                          ------------------                                         ---------
McGlinn Balanced Portfolio - No-Load Class                                          100,000,000
Walnut Equity Portfolio -- No-Load Class                                            100,000,000
Cumberland Taxable Fixed Income Portfolio -- No-Load Class                          100,000,000
Baldwin Large-Cap Growth Portfolio -- No-Load Class                                 100,000,000
Berkshire Advisors Select Equity Portfolio -- No-Load Class                         100,000,000
Penn Street Advisors Sector Rotational Portfolio - No-Load Class                    100,000,000

     NINTH: The shares of common stock allocated and classified as described above shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, as amended, including such priority in the assets and liabilities of such series as may be provided in such Articles.

     IN WITNESS WHEREOF, The Penn Street Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 20, 2002.

         Attest:                                     The Penn Street Fund, Inc.

         By: /s/ David D. Jones                      By: /s/ G. Michael Mara
         ----------------------                      -------------------------
         Name:   David D. Jones                      Name:   G. Michael Mara
         Title:  Secretary                           Title:  President



     THE UNDERSIGNED, President of The Penn Street Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary to the Articles of Incorporation, as amended, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to the Articles of Incorporation, as amended, to be the corporate act of the Corporation and further hereby certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ G. Michael Mara
                                                     -------------------
                                                     Name: G. Michael Mara
                                                     Title:  President